Exhibit 10.72

PLEDGE, SECURITY AND CUSTODY AGREEMENT

by and among

MCG COMMERCIAL LOAN TRUST 2005-1,

MCG FINANCE VI, LLC and

MCG CAPITAL CORPORATION

each, as Pledgor,

UBS AG, STAMFORD BRANCH,

as the Pledgee,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Custodian

Dated as of April 21, 2005

PLEDGE, SECURITY AND CUSTODY AGREEMENT

THIS PLEDGE, SECURITY AND CUSTODY AGREEMENT (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Pledge Agreement”) is made as of this 21st day of April 2005, by and among:

(1) MCG COMMERCIAL LOAN TRUST 2005-1, a Delaware statutory trust, as a pledgor (together with its successors and assigns, the “Borrower”);

(2) MCG FINANCE VI, LLC, a Delaware limited liability company, as a pledgor (together with its successors and assigns, the “LLC”);

(3) MCG CAPITAL CORPORATION, a Delaware corporation, as a pledgor (together with its successors and assigns, “MCG”; each of MCG, LLC and the Borrower is referred to herein as a “Pledgor” and, collectively, as the “Pledgors”);

(4) UBS AG, STAMFORD BRANCH, as the pledgee (together with its successors and assigns, the “Pledgee”); and

(5) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), a national banking association, not in its individual capacity but solely as the custodian (together with its successors and assigns in such capacity, the “Custodian”).

R E C I T A L S

WHEREAS, as a condition to Pledgee’s entering into the Credit and Warehouse Agreement, dated as of April 21, 2005 (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrower, MCG and the Pledgee, each Pledgor is required to execute and deliver this Pledge Agreement;

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Defined Terms.

Whenever used in this Pledge Agreement, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

“Applicable Law”: For any Person or property of such Person, all then existing applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Adverse Security Effect”: Any event or circumstance that impairs (a) the creation, perfection or priority of any security interest purported to be created hereunder, (b) the acquisition by LLC or the Borrower of rights in any Collateral purported to be owned by it or (c) the practical realization of the substantive benefits purported to be provided to the Pledgee by this Agreement.

“Collateral”: (i) Any Collateral Debt Security and any Contributed Capital Asset including any investment property, instruments, payment intangibles, accounts, monies, or other property related thereto, (ii) all Proceeds of any of the foregoing, and (iii) the bank or deposit accounts of the Borrower in which such Proceeds are held from time to time. In addition, (a) when used with respect to the LLC, “Collateral” includes its rights acquired under Paragraph 7C and (b) when used with respect to the Borrower, “Collateral” includes (i) its rights acquired under Paragraph 7B and (ii) all of its rights under the Credit Agreement with respect to any “Borrower Advance Payment” (as defined in the Credit Agreement).

“Collateral Documents”: With respect to any Collateral Debt Security or any Contributed Capital Assets, the duly executed originals of each related Underlying Note, indorsement(s) or instrument(s), in each instance if any, memorializing or otherwise evidencing the indebtedness of an Obligor.

“Collateral List”: An electronic list of Collateral Debt Securities and Contributed Capital Assets funded under or otherwise servicing as collateral for the indebtedness under the Credit Agreement, in a form reasonably acceptable to the Custodian, as such list is provided by the Borrower to the Pledgee and the Custodian (and containing such information as is specified in Schedule III) as such list may be amended, supplemented or modified from time to time in accordance with this Pledge Agreement. Such list shall contain such information as is reasonably necessary to permit the Custodian to perform the review process set forth in Paragraph 2, including, but not limited to, with respect to each document to be inventoried by the Custodian.

“Communication”: The meaning specified in Paragraph 7J.

“Custodian Fee”: The meaning specified in Paragraph 5B.

“Designated Remedy Event”: The meaning specified in the Credit Agreement.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) that is responsible for the establishment or interpretation of national or international accounting principles.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm.

“Lien”: Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Obligations”: Has the meaning given to such term in Paragraph 7A of this Pledge Agreement.

“Obligor”: With respect to any Collateral Debt Security or any Contributed Capital Asset, the Person or Persons obligated to make payments pursuant to such Collateral Debt Security or Contributed Capital Asset, as applicable, including any guarantor thereof.

“Proceeds”: Has the meaning given to “Proceeds” in Section 9-102 of the UCC, together with all principal, interest and other payments and distributions of cash or other property with respect to the Collateral (including, without limitation, payments at maturity or upon redemption and any interest with respect to the Collateral), and all rights, privileges and other securities of every kind distributed with respect thereto or in exchange or substitution therefor, upon conversion or otherwise.

“Remedy Event”: Any of the following: (a) any Obligations shall not have been paid after the same shall have become due and (other than in the case of a payment obligation under Section 2(k) of the Credit Agreement) such payment failure continues for four Business Days, (b) the occurrence of the Termination Date (as defined in the Credit Agreement) by reason of the occurrence of an event specified in any of clauses (a), (c), (e), (f), (g), (h), (i) and (j) of the definition of “Termination Date”, (c) any Pledgor shall fail to perform any of its material obligations under, or shall breach any material provision of, this Agreement (or, in the case of the Borrower, the Credit Agreement) and (in the case of any failure or breach that, either individually or in the aggregate with all other such failures or breaches, has not had and could not have an Adverse Security Effect) such failure or breach continues for 15 days after notice to such Pledgor, (d) any representation or warranty made by any Pledgor in or pursuant to this Agreement (or, in the case of the Borrower, the Credit Agreement), or in any certificate or other document furnished pursuant to this Agreement (or, in the case of the Borrower, the Credit Agreement), shall prove to have been incorrect in any material respect when made or (e) an Insolvency Event occurs with respect to any Pledgor. For the avoidance of doubt, any obligation or provision of this Agreement or the Credit Agreement, and any failure of a representation or warranty to be correct, shall be deemed to be “material” if a breach or failure thereof, either individually or in the aggregate with all other such failures or breaches, has had or could have an Adverse Security Effect.

“Specified Matter”: With respect to any Collateral Debt Security or Contributed Capital Asset, any amendment, supplement, consent, waiver or other modification (howsoever documented) that (a) reduces the principal amount of the related Collateral Debt Security or Contributed Capital Asset, (b) reduces the rate of interest payable on the related Collateral Debt Security or Contributed Capital Asset if, in the case of a Collateral Debt Security or Contributed Capital Asset originated by MCG, such reduction (together with all prior such reductions occurring on or after the date on which the Borrower acquired such Collateral Debt Security or Contributed Capital Asset) exceeds 10% of the rate of interest payable on the date the Borrower acquired such Collateral Debt Security or Contributed Capital Asset (such comparison to be made, in the case of a floating interest rate, by reference only to the margin above or below the relevant floating index so long as the floating index component of such floating interest rate is unchanged by such reduction and otherwise by deeming the floating component constant), (c) reduces any material fee payable on the related Collateral Debt Security or Contributed Capital Asset, (d) postpones the due date of any scheduled payment or distribution in respect of the related Collateral Debt Security or Contributed Capital Asset if, in the case of a Collateral Debt Security or Contributed Capital Asset originated by MCG, such postponement (together with all prior such postponements occurring on or after the date on which the Borrower acquired such Collateral Debt Security or Contributed Capital Asset) has had or could reasonably be expected to have a material adverse effect on the value of such Collateral Debt Security or Contributed Capital Asset, (e) alters the pro rata allocation or sharing of payments or distributions required by any Collateral Debt Security or Contributed Capital Asset or any related document, (f) releases any material guarantor of the related Collateral Debt Security or Contributed Capital Asset from its obligations, (g) terminates or releases any material lien securing the related Collateral Debt Security or Contributed Capital Asset, (h) changes any of the provisions of any Collateral Debt Security or Contributed Capital Asset or any related document specifying the number or percentage of lenders required to effect any of the foregoing or (i) could reasonably be expected to have a material adverse effect on the rights of the Pledgee in such Collateral Debt Security or Contributed Capital Asset.

“UCC”: The Uniform Commercial Code of the State of New York (as the same may be deemed to be in effect pursuant to applicable law and federal regulation).

“Underlying Note”: The promissory note (if any) of an Obligor evidencing a Collateral Debt Security or a Contributed Capital Asset.

All references to time in this Pledge Agreement shall mean the time in effect on that day in New York, New York.

2. Appointment of Custodian; Duties of Custodian.

A. Wells Fargo is hereby designated by each Pledgor and the Pledgee as, and hereby agrees to perform the duties and obligations of, Custodian pursuant to the terms hereof. With respect to any Collateral or Collateral Documents that are delivered to the Custodian or which come into the possession of the Custodian (“Custodial Property”), the Custodian shall hold and retain custody of all such Custodial Property for the benefit of and as bailee for the Pledgee, and shall make disposition thereof only in accordance with this Pledge Agreement. The Custodian hereby accepts appointment as custodian and agent and agrees to perform the duties and obligations with respect thereto set forth herein.

B. On and after the date of this Pledge Agreement, the Custodian shall perform the following duties:

(i) Within two (2) Business Days after receipt of an updated Collateral List and any related Collateral Documents, the Custodian shall deliver to the Pledgee a custodial receipt in the form of Exhibit A hereto, wherein the Custodian shall state (with any exceptions noted) that with respect to each Collateral Debt Security and Contributed Capital Asset listed on the Collateral List the Collateral Documents are in the possession of the Custodian.

(ii) All Custodial Property shall be kept in fire-resistant vaults or cabinets at the locations specified on Schedule I attached hereto, or at such other office(s) of the Custodian as shall be specified to the Pledgee and the Borrower by the Custodian in a written notice delivered at least thirty (30) days prior to such change. All Custodial Property shall be segregated from any other documents or instruments maintained by the Custodian, identified with an appropriate label (indicating the Pledgee’s interest therein) and maintained in such a manner so as to permit retrieval and access.

(iii) In performing its duties, the Custodian shall use the same degree of care and attention as it employs with respect to similar Custodial Property that it holds as collateral custodian for other Persons.

C. The Custodian represents and agrees that: (a) it has established and is maintaining on the books and records of its office first identified in Schedule II hereto under the account number 17554300 in the name of the Custodian (said account, together with any replacements thereof or substitutions therefor, the “Account”), (b) the Account is a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) and (c) the Account and all property credited thereto shall constitute “Collateral” and “Custodial Property” for the purposes of this Agreement. MCG shall pay or cause to be paid to the Account all Proceeds of any Collateral Debt Securities or Contributed Capital Assets promptly after receipt by MCG, the LLC or the Borrower but in any event within four Business Days. The Account may, for operational and administrative purposes, be divided into subaccounts. Any amounts deposited in the Account constituting principal or any Purchased Accrued Interest or any up front fees paid at the time of acquisition by the Borrower or owing to the Borrower in respect of any Collateral Debt Security (which shall be deposited into a “principal subaccount” of the Account) will upon receipt of a written direction from or on behalf of the Borrower be paid by the Custodian to the Pledgee for application as provided in Section 2(k) of the Credit Agreement (provided that the absence of such written direction shall not relieve the Borrower of any of its obligations under said Section 2(k)). Any amounts deposited in the Account and of a type required to be applied as provided in Section 2(l) of the Credit Agreement (which shall be deposited into an “interest subaccount” of the Account) will, upon receipt of a written direction from or on behalf of the Borrower, be paid by the Custodian as directed by the Pledgee or MCG for application as provided in Section 2(l) of the Credit Agreement (provided that the absence of such written direction shall not relieve the Borrower of any of its obligations under said Section 2(l)). Proceeds of any loan advanced by UBS pursuant to Section 2(c) of the Credit Agreement for account of the Borrower will be deposited by the Custodian in a “proceeds subaccount” of the Account and will be made available to the Borrower (and to MCG on the Borrower’s behalf) to purchase any Collateral Debt Security.

3. Representations and Warranties. Each of the Pledgor, Pledgee and Custodian represents and warrants as to itself only, as of the date of this Pledge Agreement, with respect to Paragraphs 3A, 3B and 3C, and each Pledgor represents and warrants as of the date of each Grant by such Pledgor of a Lien hereunder in any Collateral in which such Pledgor has rights with respect to Paragraph 3D, that:

A. It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Pledge Agreement and to perform all of the duties and obligations to be performed by it hereunder;

B. This Pledge Agreement is legally and validly entered into, does not violate any Applicable Law applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally.

C. The person executing this Pledge Agreement on its behalf has been duly and properly authorized to do so.

D. Ownership, No Liens, etc.

(i) It is the owner of each item of Collateral in which such Pledgor has rights, free and clear of any Liens, except such as may exist in favor of the Pledgee under this Pledge Agreement. No effective financing statement covering all or any part of the Collateral is on file in any recording office of any jurisdiction, except such as may have been filed in favor of (or assigned to) the Pledgee relating to this Pledge Agreement.

(ii) It has acquired its ownership in each item of Collateral in which such Pledgor has rights for value and in good faith without notice of any adverse claim.

(iii) It has not assigned, pledged or otherwise encumbered any interest in any item of Collateral in which such Pledgor has rights other than interests Granted pursuant to or in connection with this Pledge Agreement.

(iv) It has full right to Grant to the Pledgee (either directly or by assignment by another Pledgor) the Collateral in which such Pledgor has rights as provided herein.

(v) The Grant of a security interest by such Pledgor of the Collateral in which such Pledgor has rights hereunder and the delivery of such Collateral to the Custodian as provided hereunder are effective to create in favor of the Pledgee (or in favor of the LLC with respect to the Grant by MCG, and in favor of the Borrower with respect to the Grant by the LLC) a valid, perfected security interest in such Collateral securing the Obligations, subject to no prior Liens in such Collateral, assuming that the financing statements identified in Schedule IV hereto are filed in the jurisdictions indicated in such Schedule.

4. Effecting the Custody.

A. Instructions to Custodian. Within five Business Days after the acquisition of an interest in any Collateral Debt Security or any Contributed Capital Asset by the Borrower, the

Borrower shall deliver to the Custodian, and the Custodian shall take into custody for the exclusive benefit of the Pledgee, in accordance with the terms of Paragraph 2 above, all Collateral Documents that the Borrower has received evidencing or memoralizing its rights in such indebtedness. In connection therewith, the Borrower shall deliver to the Custodian and Pledgee the Collateral List in the form of Schedule III hereto (as the same shall be amended by the addition or deletion of Collateral Debt Securities or Contributed Capital Assets, as applicable, on each date on which the Borrower acquires an interest in any Collateral Debt Security or Contributed Capital Asset).

B. No Lien or Pledge by Custodian. The Custodian agrees that no Custodial Property shall be subject to any Lien or right of setoff by the Custodian or any third party claiming through the Custodian (including (a) any and all contractual rights of set-off, lien or compensation, (b) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (c) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Pledgee or (d) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Custodial Property), and the Custodian shall not Grant any third party an interest in, any Custodial Property. The Custodian agrees that, if there is any conflict between this Pledge Agreement and any other agreement between the Custodian and any Pledgor regarding the Custodial Property (other than an agreement between Wells Fargo and MCG not related to the subject matter of this Agreement), the provisions of this Pledge Agreement shall control. The Custodian shall promptly notify the Pledgee if any person asserts or seeks to assert a Lien or other adverse claim against any portion or all of the Custodial Property.

C. Periodic Statements. Upon the request of any Pledgor or the Pledgee, the Custodian shall provide such Person a list of all Collateral Debt Securities and all Contributed Capital Assets for which it holds Collateral Documents pursuant to this Pledge Agreement. Such list may be in the form of a copy of the Collateral List with manual deletions to specifically note Collateral Debt Securities and Contributed Capital Assets paid off or removed since the date of this Pledge Agreement.

D. Copies of Collateral Documents. Upon request by the Pledgee, any Pledgor or the Collateral Manager, the Custodian shall (at the expense of Borrower so long as the aggregate amount of all such expenses and all expenses pursuant to clauses (E) and (F) of Paragraph 7 do not exceed $75,000 and otherwise at the expense of MCG) provide copies of any of the Collateral Documents in its possession relating to one or more Collateral Debt Securities and/or Contributed Capital Assets.

5. Limitation on Liability; Other Provisions Concerning Custodian.

A. Limitation on Liability.

(i) Except for its willful misconduct or gross negligence, the Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. Until the Custodian receives written notice from the Pledgee that a Remedy Event has occurred and is continuing, the Custodian shall follow the written instructions of the Borrower (or the Collateral Manager acting on its behalf) with respect to the Custodial Property. After the Custodian receives written notice from the Pledgee (with a copy to MCG) that a Remedy Event has occurred and is continuing, the Custodian shall exclusively follow the written instructions of the Pledgee with respect to the Custodial Property (except for any instructions that MCG is authorized to give pursuant to the last sentence of Paragraph 7G).

(ii) The Custodian may with consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian hereunder in good faith and in accordance with the advice or opinion of such counsel.

(iii) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except (a) in the case of its willful misconduct or grossly negligent performance or omission of its duties, (b) in the case of its negligent performance of its duties in taking and retaining custody of the Collateral Documents or (c) the failure of the Custodian to take any action requested to be taken at the express direction of the Pledgee in accordance with an express provision of this Pledge Agreement.

(iv) The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Pledge Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Pledge Agreement) of any of the Collateral. The Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(v) The Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Pledge Agreement, and no covenants or obligations shall be implied in this Pledge Agreement against the Custodian.

(vi) The Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder (except for funds expended in the administration in the ordinary course of its duties hereunder).

(vii) It is expressly agreed and acknowledged that the Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any Obligor.

B. Custodian Fee. As compensation for its custodian activities hereunder, the Custodian shall be entitled to a custodian fee (the “Custodian Fee”) from the Borrower as set forth in a separate fee letter executed by the Borrower. The Custodian’s entitlement to receive the Custodian Fee shall cease on the earlier to occur of: (i) its removal or resignation as the

Custodian pursuant to Paragraph 6 (provided, however, that the Custodian is entitled to receive any Custodian Fees accrued prior to the date on which it ceases to act as the Custodian hereunder) or (ii) the termination of this Pledge Agreement.

C. Release of Collateral Documents. From time to time and as appropriate for the purposes contemplated by Section 9-312(g) of the UCC with respect to any of the Collateral Debt Securities or the Contributed Capital Assets, the Custodian is hereby authorized (unless and until such authorization is revoked in writing by the Pledgee at a time when a Remedy Event has occurred and is continuing), upon receipt from the Collateral Manager of a written request for release of Collateral Documents in the form of Exhibit B hereto (with a copy of such request of release to the Pledgee), to release to the Collateral Manager or its designee the related Collateral Documents set forth in such request and receipt to the Collateral Manager. All Collateral Documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Pledgee in accordance with the terms of this Pledge Agreement. The Collateral Manager shall return to the Custodian the Collateral Documents (i) promptly upon the request of the Pledgee, or (ii) except as the Pledgee shall otherwise agree in writing, when the Collateral Manager’s need therefor in connection with such purpose no longer exists (and in any event no later than 20 days after such release to the Collateral Manager).

D. Return of Collateral Documents. The Collateral Manager may, with the prior written notice to the Pledgee, require that the Custodian return to the Borrower each Collateral Document (a) delivered to the Custodian in error or (b) that is required to be redelivered to the Borrower in connection with the termination of this Pledge Agreement, in each case by submitting to the Custodian and the Pledgee a written request in the form of Exhibit B hereto (signed by the Collateral Manager) specifying the Collateral Debt Securities or the Contributed Capital Assets to be so returned and reciting that the conditions to such release have been met. The Custodian shall upon its receipt of each such request for return executed by Collateral Manager promptly, but in any event within two (2) Business Days after such receipt, return the Collateral Documents so requested to the Borrower.

6. Term and Termination.

A. The Custodian may be removed, with or without cause, by the Pledgee or the Borrower by notice given in writing to the Custodian (the “Custodian Termination Notice”) along with a copy thereof provided respectively to the Borrower or the Pledgee; provided that (x) the Borrower may give a Custodian Termination Notice only for cause and only when no Remedy Event has occurred and is continuing and (y) notwithstanding its receipt of a Custodian Termination Notice, the Custodian shall continue to act in such capacity until a successor Custodian (i) has been appointed by the Pledgee (with the consent of the Borrower, except that no such consent shall be required if a Remedy Event has occurred and is continuing), (ii) has agreed to act as the Custodian hereunder, and (iii) has received all Collateral Documents held by the Custodian being removed. Upon the satisfaction of the conditions specified in clauses (i) through (iii) above, the Custodian subject to removal agrees that it will terminate its activities as Custodian hereunder.

B. The Custodian shall not resign from the obligations and duties hereby imposed on it except upon the Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Custodian could take to make the performance of its duties hereunder permissible under such Applicable Law. Any such determination permitting the resignation of the Custodian shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Pledgee and the Borrower in a form reasonably acceptable to the Pledgee and the Borrower. No such resignation shall become effective until a successor Custodian (i) has been appointed by the Pledgee (with the consent of the Borrower, except that no such consent shall be required if a Remedy Event has occurred and is continuing), (ii) has agreed to act as the Custodian hereunder, and (iii) has received all Collateral Documents held by the resigning Custodian. Upon the satisfaction of the conditions specified in clauses (i) through (iii) above, the resigning Custodian agrees that it will terminate its activities as Custodian hereunder.

7. Grant and Protection of Security Interest; Appointment of Pledgee as Attorney-in-Fact.

A. As security for the prompt payment in full when due of the Borrower’s or MCG’s obligations to the Pledgee, now existing or hereafter arising, under one or more of the Credit Agreement and this Pledge Agreement (collectively, the “Obligations”), the Borrower hereby Grants in favor of the Pledgee a security interest in all of the Borrower’s right, title and interest, whether now owned or existing, or hereafter acquired or arising, in, to and under the Collateral (and, in the case of the Borrower’s rights acquired under Paragraph 7B, assigns such rights to the Pledgee, all with the consent of MCG and the LLC).

B. Although MCG, the LLC, the Borrower and the Pledgee intend that (i) each Collateral Debt Security acquired by the LLC and in turn the Borrower shall constitute the acquisition by the LLC and in turn the Borrower of all right, title and interest in and to such Collateral Debt Security and (ii) each Contributed Capital Asset contributed by MCG to the capital of the LLC, and contributed by the LLC to the capital of the Borrower, shall constitute the contribution to the Borrower of all right, title and interest in and to such Contributed Capital Asset, in the event any such acquisition or contribution is deemed to be a loan to the LLC in respect of such Collateral Debt Security or Contributed Capital Asset, then, as security for the prompt payment in full when due of the Obligations, the LLC hereby Grants in favor of the Borrower a security interest in all of the LLC’s right, title and interest, whether now owned or existing, or hereafter acquired or arising, in, to and under the Collateral (and, in the case of the LLC’s rights acquired under Paragraph 7C, assigns such rights to the Borrower, all with the consent of MCG).

C. Although MCG, the LLC, the Borrower and the Pledgee intend that (i) each Collateral Debt Security acquired by the LLC and in turn the Borrower shall constitute the acquisition by the LLC and the Borrower of all right, title and interest in and to such Collateral Debt Security and (ii) each Contributed Capital Asset contributed by MCG to the capital of the LLC, and contributed by the LLC to the capital of the Borrower, shall constitute the contribution to the Borrower of all right, title and interest in and to such Contributed Capital Asset, in the event any such acquisition or contribution is deemed to be a loan to MCG in respect of such Collateral Debt Security or Contributed Capital Asset, then, as security for the prompt payment in full when due of the Obligations, MCG hereby Grants in favor of the LLC a security interest in all of MCG’s right, title and interest, whether now owned or existing, or hereafter acquired or arising, in, to and under the Collateral.

D. With respect to the foregoing and the Grant hereunder, each Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law; and the Pledgee agrees to notify such Pledgor of any such action taken by it. A carbon, photographic or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding anything herein to the contrary, (x) any financing statement filed in connection within the foregoing and the Grant hereunder naming MCG as the debtor shall name the LLC as the secured party and the Pledgee as the assignee thereof and (y) any financing statement naming the LLC as the debtor shall name the Borrower as the secured party and the Pledgee as the assignee thereof.

E. Each Pledgor agrees that from time to time, at such Pledgor’s expense (provided that the Borrower shall be liable for all such expenses and all expenses pursuant to clause (F) below and Paragraph 4(D) in an aggregate amount up to $75,000), it will promptly execute and deliver all instruments and documents, and will cooperate and take all actions, that may reasonably be necessary or desirable, or that the Pledgee may reasonably request, to perfect, protect or more fully evidence the Grant to the Pledgee of such Pledgor’s interest in any Collateral, or to enable the Pledgee to exercise and enforce its rights and remedies hereunder or under the Credit Agreement.

F. If any Pledgor fails to perform any of its obligations hereunder after ten (10) Business Days’ written notice from the Pledgee, the Pledgee may (but shall not be required to) perform, or cause performance of, such obligation; and the Pledgee’s reasonable costs and expenses incurred in connection therewith shall be payable by such Pledgor (provided that the Borrower shall be liable for all such expenses and all expenses pursuant to clause (E) above and Paragraph 4(D) in an aggregate amount up to $75,000). Each Pledgor irrevocably authorizes the Pledgee and appoints the Pledgee as its attorney-in-fact to act on behalf of such Pledgor, (i) to execute on behalf of such Pledgor as debtor and to file financing statements necessary or desirable in the Pledgee’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Pledgee in any Collateral and (ii) to file a photographic or other reproduction of this Pledge Agreement or any financing statement with respect to any Collateral in such offices as the Pledgee in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Pledgee in any Collateral. This appointment is coupled with an interest and is irrevocable.

G. During the period in which a Remedy Event has occurred and is continuing, the Pledgee shall have, with respect to the Collateral Granted hereunder, and in addition to all other rights and remedies available to the Pledgee under this Pledge Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. The proceeds of any collection, sale or other realization on all or any part of the Collateral pursuant hereto shall be applied in accordance with Paragraph 7N. Notwithstanding any provision of this Agreement to the contrary, for a period of up to 30 calendar days after the occurrence of any Remedy Event and so long as no Designated Remedy Event has occurred, MCG (on behalf of the Borrower) may (or, at the request of the Pledgee, shall) sell or liquidate (in a default sale) each Collateral Debt Security and each Contributed Capital Asset (including to MCG) on any commercially reasonable terms (and the Pledgee shall have no right to effect any such sale or liquidation except to direct MCG to effect the same on behalf of the Borrower); provided that the foregoing shall not limit the Pledgee from taking, during such 30-day period, any other action authorized to be taken by the Pledgee under this Agreement while a Remedy Event has occurred and is continuing that is not inconsistent with the foregoing limitation.

H. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

I. While any Remedy Event has occurred and is continuing, the Pledgee may: (i) transfer all or any part of the Collateral into the name of the Borrower (or, if a Designated Remedy Event has occurred and is continuing, the Pledgee) or its nominee, (ii) notify the parties obligated on any of the Collateral to make payment to the Borrower (or, if a Designated Remedy Event has occurred and is continuing, the Pledgee) of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral, by suit or otherwise, (iv) so long as any Designated Remedy Event has occurred and is continuing, surrender, release or exchange all or any part of the Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts or other writings in any Pledgor’s name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, and (vii) subject to the last sentence of Paragraph 7G, execute (in the name, place and stead of any of any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. The proceeds of any collection of all or any part of the Collateral pursuant hereto shall be applied in accordance with Paragraph 7N.

J. It is understood and agreed by the parties hereto that, subject to Paragraph 7G, MCG has been appointed by the Borrower to manage and monitor the Collateral and that MCG is authorized to act on behalf of the Borrower for all purposes of this Pledge Agreement, including the exercise of the Borrower’s rights described herein. With respect to each item of Collateral, in the event that, in its capacity as collateral manager of such item of Collateral and on behalf of the Borrower, MCG receives any written notice or other written communication (each, a “Communication”) under or in respect of such item of Collateral or any related document relating to any amendment, waiver or other modification, MCG, on behalf of the Borrower, shall give notice thereof to the Pledgee to the extent required by Section 2(i) of the Credit Agreement. With respect to each item of Collateral, in the event that, in its capacity as collateral manager of such item of Collateral and on behalf of the Borrower, MCG makes any affirmative determination to exercise or refrain from exercising any rights or remedies in respect of such item of Collateral, MCG, on behalf of the Borrower, shall give prompt notice thereof to the Pledgee. With respect to any Communication as to which such notice is required to be given to the Pledgee, MCG, on behalf of the Borrower, shall, with respect to such item of Collateral, exercise all voting and other powers of consensual ownership relating to such Communication or the exercise of such rights or remedies as MCG, on behalf of the Borrower, shall deem appropriate under the circumstances; provided that, insofar as any such Communication is related to a Specified Matter or following the occurrence of a Collateral Manager Event, MCG, on behalf of the Borrower, shall exercise all voting and other powers of consensual ownership only with the prior written consent of the Pledgee (such consent not to be unreasonably withheld, delayed or conditioned), except to the extent that the grant by the Borrower to the Pledgee of such consent right would expressly violate a provision of such item of Collateral or any related document prohibiting any such grant or expressly restricting the matters that may be the subject of any such right, in which event the Pledgee’s right to so consent shall be so limited.

K. Each Pledgor agrees that, in connection with any sale of the Collateral while any Remedy Event has occurred and is continuing, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised in writing by counsel (with a copy provided to such Pledgor) is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable nor accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

L. Without prior consent of the Pledgee, each Pledgor agrees that it shall not change the jurisdiction under whose laws it is organized.

M. The Pledgee shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

N. The proceeds of any collection, sale or other realization on all or any part of the Collateral pursuant hereto, and any other cash at the time held in the Account, shall be applied by the Pledgee toward payment of the Obligations in such order and manner as the Pledgee, in its discretion, may deem advisable (but subject to any applicable provisions of the Credit Agreement). Any surplus remaining shall be delivered to the Borrower.

O. Subject to the last sentence of Paragraph 7G, each Pledgor hereby appoints the Pledgee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such

Pledgor and in the name of such Pledgor, from time to time in the Pledgee’s discretion, while any Remedy Event has occurred and is continuing, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation: (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse and collect any drafts or other instruments and documents, in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings which the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral. In addition, each Pledgor hereby appoints the Pledgee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, from time to time in the Pledgee’s discretion, while any Remedy Event has occurred and is continuing, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the right of the Pledgee to sell any Collateral Debt Security or Contributed Capital Asset, subject to the last sentence of Paragraph 7G. Each Pledgor hereby acknowledges, consents and agrees that the powers of attorney granted pursuant to this paragraph are irrevocable during the term of this Pledge Agreement, are granted by way of security and are coupled with an interest.

P. The powers and rights conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. The Pledgee shall have no fiduciary duty in respect of any Pledgor or any indirect beneficiary of this Pledge Agreement or the Collateral, provided that the Pledgee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided further that the Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Collateral Manager reasonably requests in writing, but failure of the Pledgee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

8. Miscellaneous.

A. Access to Books and Records. The Custodian shall provide to the Pledgee, each Pledgor and Collateral Manager (and/or the accountants, counsel and other agents and representatives thereof) access to the Collateral Documents and all other documentation regarding the Collateral Debt Securities and the Contributed Capital Assets, such access being afforded without charge but only (i) upon three (3) Business Days prior written request, (ii) during normal business hours and (iii) subject to the Custodian’s normal security and confidentiality procedures.

B. Merger or Consolidation of Custodian. Any Person (i) into which the Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Custodian substantially as a whole, which Person in any of the foregoing cases shall be the successor to the Custodian under this Pledge Agreement without further act of any of the parties to this Pledge Agreement.

C. Invalidity of any Provision. If any term, provision, covenant or condition of this Pledge Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Pledge Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Pledge Agreement so long as this Pledge Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Pledge Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

D. Amendments and Waivers. No amendment, modification or waiver in respect of this Pledge Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission ) and executed by each of the parties.

E. Binding Agreement. This Pledge Agreement shall extend to and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Person other than the parties hereto shall have any rights under this Pledge Agreement. Neither this Pledge Agreement nor any right or obligation in or under this Pledge Agreement may be transferred (whether by way of security or otherwise) by (a) any Pledgor without the prior written consent of the Pledgee, (b) the Custodian without the prior written consent of the Borrower and the Pledgee (but without limiting Paragraph 8B) and (c) the Pledgee without the prior written consent of the Borrower. Any purported transfer that is not in compliance with this provision will be void.

F. Applicable Law; Jurisdiction; No Immunity. This Pledge Agreement shall be construed in accordance with, and this Pledge Agreement and all matters arising out of or relating in any way whatsoever to this Pledge Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York (without reference to any choice of law doctrine that would have the effect of causing this Agreement to be construed in accordance with or governed by the law of any other jurisdiction). With respect to any suit, action or proceedings relating to this Pledge Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Pledge Agreement precludes any party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

G. Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

H. Headings and References. The headings and captions in this Pledge Agreement are for reference only and shall not affect the construction or interpretation of any of its provisions.

I. Counterparts. This Pledge Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission or other written form of communication), each of which will be deemed an original as against each party whose signature appears thereon, and all of which shall together constitute one and the same enforceable, effective and valid agreement.

J. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, delivered by a nationally-recognized overnight parcel express service, telexed, transmitted or hand delivered, as to each party hereto, at its address specified in Schedule II or to such other person or persons as the receiving party may from time to time designate in writing. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by overnight parcel express service, when delivered, but in any event, no later than the Business Day after the day on which it is delivered to such service, (c) notice by telex, when telexed against receipt of answer back, or (d) notice by facsimile copy, when verbal or electronic communication of receipt is obtained.

K. No Waiver, Rights and Remedies. No failure on the part of the Pledgee or the Custodian or any assignee of the Pledgee or the Custodian to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

L. Termination. Upon the payment in full of all Obligations, the security interest granted herein shall automatically terminate and all rights of the Pledgor to the Collateral shall revert to the Borrower. Upon any such termination, the Pledgee will, at the Borrower’s sole expense, deliver to the Borrower and instruct the Custodian to deliver to the Borrower, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Pledgee or the Custodian hereunder, and execute and deliver to the Borrower (or such other person as the Borrower shall request) such documents as the Borrower shall reasonably request to evidence such termination.

M. No Petition. Each of the parties hereto, by entering into this Pledge Agreement, hereby covenants and agrees that it will not at any time institute against the Borrower or the LLC, or voluntarily join in any institution against the Borrower or the LLC of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law of any jurisdiction within or outside the United States in connection with any obligations owing to it.

N. Limited Recourse Obligations of the Borrower. Other than as expressly set forth in the Credit Agreement, the Obligations are limited recourse obligations payable solely from the Collateral and following realization of such Collateral and the application of all Proceeds thereof to the payment of the Obligations, any claims of the Pledgee hereunder shall be extinguished. No recourse shall be had against any officer, director, employee, equityholder, agent or incorporator of any Pledgor or its successors or assigns for any amounts payable under the Obligations; provided that, notwithstanding the ownership by MCG of LLC and by LLC of the Borrower, the foregoing shall not limit direct recourse available to any Pledgor by reason of its contractual obligations arising hereunder or under the Credit Agreement. It is understood that the foregoing provisions shall not (a) prevent recourse to the Collateral for the sums due or to become due under any instrument or agreement which is part of the Collateral or (b) constitute a waiver, release or discharge of any Obligations until such Collateral has been realized and all Proceeds thereof applied to the Obligations, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions shall not limit the right of any person to name the Borrower as a party or defendant in any action or suit or in the exercise of any other remedy pursuant to the Obligations, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity. This paragraph will survive termination of this Pledge Agreement.

O. Confidentiality Restrictions of Custodian. The Custodian shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all information provided to it pursuant to this Agreement, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Custodian may reasonably determine that such disclosure is consistent with its obligations hereunder and under applicable law.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of this 21st day of April, 2005.

MCG COMMERCIAL LOAN TRUST 2005-1 (a Delaware statutory trust)		MCG FINANCE VI, LLC, as Pledgor
By:	WILMINGTON TRUST COMPANY, solely in its capacity as Trustee and not in its individual capacity
		By:	/s/ Samuel G. Rubenstein
		Name:	Samuel G. Rubenstein
		Title:	General Counsel and Executive Vice President
By:	/s/ James P. Lawler
Name:	James P. Lawler
Title:	Vice President

MCG CAPITAL CORPORATION, as Pledgee		UBS AG, STAMFORD BRANCH, as the Pledgee

By:	/s/ Michael R. McDonnell	By:	/s/ Anthony N. Joseph
Name:	Michael R. McDonnell	Name:	Anthony N. Joseph
Title:	Chief Financial Officer	Title:	Director, Banking Products Services, US

By:	/s/ Samuel G. Rubenstein	By:	/s/ Pamela Oh
Name:	Samuel G. Rubenstein	Name:	Pamela Oh
Title:	General Counsel and Executive Vice President	Title:	Associate Director, Banking Products Services, US

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Custodian

By:	/s/ Cory Branden
Name:	Cory Branden
Title:	Vice President

SCHEDULE I

LOCATION(S) OF REQUIRED COLLATERAL DOCUMENTS

Wells Fargo Bank, National Association

MAC N9328-011

Suite ABS

751 Kasota Avenue

Minneapolis, Minnesota 55414

Schedule I-1

SCHEDULE II

ADDRESS FOR NOTICES

If to any Pledgor or Collateral Manager:

MCG Capital Corporation 9011 Arboretum Place, Suite 250 Richmond, Virginia 23236 Attention: Chief Financial Officer Telecopy: (804) 272–3694	MCG Capital Corporation 1100 Wilson Boulevard, Suite 3000 Arlington, Virginia 22209 Attention: General Counsel Telecopy: (703) 247–7545

with a copy to:

Dechert LLP

Bank of America Corporate Center

100 North Tryon Street

Suite 4000

Charlotte, North Carolina 28202

Attention: John M. Timperio

Telecopy: (704) 339-3101

E-mail: john.timperio@dechert.com

If to Pledgee:

UBS AG, Stamford Branch 677 Washington Blvd Stamford CT 06901
Telephone: Facsimile: Attention:	203-719-3176 203 719-3180 Anthony Joseph

Schedule II-1

If to Custodian:

Wells Fargo Bank, National Association

MAC N9311-161

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services Asset Backed Administration

Telecopy: (612) 667-3464

with a copy to:

Wells Fargo Bank, National Association

MAC N9328-011

Suite ABS

751 Kasota Avenue

Minneapolis, Minnesota 55414

Attention: Corporate Trust Services - Asset Backed Securities

Telecopy: (612) 667-1080

Schedule II-2

SCHEDULE III

COLLATERAL LIST

[To be provided by MCG]

Schedule III-1

SCHEDULE IV

FINANCING STATEMENTS

Schedule IV-1

EXHIBIT A

FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION

[Delivery Date]

BY FACSIMILE: (704) 383-4012

UBS AG, Stamford Branch

Re:	Pledge, Security and Custody Agreement, dated as of April 21, 2005 (as amended, modified, waived, supplemented or restated from time to time, the “Pledge Agreement”), by and among MCG Commercial Loan Trust 2005-1, as Pledgor, UBS AG, Stamford Branch, as Pledgee, and Wells Fargo Bank, National Association, as Custodian

Ladies and Gentlemen:

In accordance with the provisions of Paragraph 2 of the Pledge Agreement, the undersigned, as the Custodian, hereby certifies that it has received, except with respect to the exceptions listed on Exhibit A hereto, the Collateral Documents with respect to each Collateral Debt Security and Contributed Capital Asset identified on the Collateral List attached hereto. The Custodian hereby certifies that it shall hold such Collateral Documents in accordance with the terms of the Pledge Agreement (other than any Collateral Documents specifically referenced on the exception report attached hereto). The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the Collateral and (ii) the collectability, insurability, effectiveness or suitability of any of the Collateral.

The Custodian will accept and act on instructions with respect to the Collateral Documents subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at 751 Kasota Avenue, Minneapolis, Minnesota 55414.

Capitalized terms used herein shall have the meaning ascribed to them in the Pledge Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Custodian

By
Name:
Title:

A-1

EXHIBIT A TO TRUST RECEIPT AND INITIAL CERTIFICATION

EXCEPTION REPORT

A-2

EXHIBIT B

FORM OF RELEASE OF REQUIRED COLLATERAL DOCUMENTS

[Delivery Date]

Wells Fargo Bank, National Association

MAC N9328-011

Suite ABS

751 Kasota Avenue

Minneapolis, Minnesota 55414

Attention: Corporate Trust Services Asset Backed Securities Vault

Re:	Pledge, Security and Custody Agreement, dated as of April 21, 2005 (as amended, modified, waived, supplemented or restated from time to time, the “Pledge Agreement”), by and among MCG COMMERCIAL LOAN TRUST 2005-1, MCG FINANCE VI, LLC, MCG CAPITAL CORPORATION, UBS AG, STAMFORD BRANCH and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

Ladies and Gentlemen:

In accordance with Paragraph 5C of the Pledge Agreement, we request the release of the Collateral Documents (or such documents as specified below) for the Collateral Debt Security or the Contributed Capital Asset described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning given thereto in the Pledge Agreement.

Obligor’s Name, Address & Zip Code:

Collateral Documents:

Reason for Requesting Documents (check one)

☐ 1.	Collateral Debt Security or Contributed Capital Asset is being paid in full. (The Collateral Manager hereby certifies that all amounts received in connection with such Collateral Debt Security or Contributed Capital Asset will be promptly paid or credited to or for the benefit of the Pledgee.)

☐ 2.	Collateral Debt Security or Contributed Capital Asset is being liquidated by (The Collateral Manager hereby certifies that all proceeds (net of liquidation expenses which Collateral Manager may retain to pay such expenses) of foreclosure, insurance, condemnation or other liquidation finally received will be promptly paid or credited to or for the benefit of the Pledgee)

☐ 3.	Collateral Debt Security or Contributed Capital Asset is in foreclosure or is otherwise being enforced pursuant to creditor remedies.

B-1

☐ 4.	Collateral Debt Security or Contributed Capital Asset is being ☐ modified, ☐ serviced, ☐ substituted, ☐ released, ☐ revised or ☐ subordinated. [Please check one]

☐ 5.	Other (explain).

Collateral Documents should be delivered to: [                    ]

If box 1 or 2 above is checked, and if all or part of the Collateral Documents were previously released to us, please release to us the Collateral Documents, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Debt Security or Contributed Capital Asset.

If box 3, 4 or 5 above is checked, upon our return of all of the above Collateral Documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

The Collateral Documents deliverable as indicated herein are being delivered solely for a purpose contemplated by Section 9-312(g) of the UCC and are subject to redelivery to the Custodian in accordance with Paragraph 5C of the Pledge Agreement.

MCG CAPITAL CORPORATION, as the Collateral Manager on behalf of the Borrower

By:
Name:
Title:
Date:

Acknowledgment of Collateral Documents returned to the Custodian:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Custodian

By:
Name:
Title:
Date:

B-2